FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2026 RESULTS
•Cash Same Store NOI Growth of 8.7%
•Cash Rental Rates Up 32% in 1Q26
•41% Cash Rental Rate Increase on Leases Signed To Date Commencing in 2026; Includes 556,000 SF Renewal in the Inland Empire
•Signed Agreement with 3PL Credit Watchlist Tenant; Collected Approximately 60% of Balance Owed at Year-End 2025 with Scheduled Payments to Collect Remainder by End of 2026
•Signed 383,000 SF of New Leases for Several Development Projects in the First Quarter and Second Quarter To Date
•Started Two Developments in the First Quarter Totaling 305,000 SF in Miami and Dallas, Estimated Investment of $70 Million
•Closed $425 Million and $375 Million Unsecured Term Loans
•Increased First Quarter 2026 Dividend to $0.50 Per Share, a 12.4% Increase

CHICAGO, April 22, 2026 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the first quarter of 2026. First Industrial's diluted net income available to common stockholders per share (EPS) was $1.08 in the first quarter, compared to $0.36 a year ago and first quarter funds from operations (FFO) was $0.68 per share/unit on a diluted basis, compared to $0.68 per share/unit a year ago. Excluding advisory costs related to a contested proxy campaign, first quarter 2026 FFO was $0.72 per share/unit.

“2026 is off to a good start as our team delivered strong cash same store NOI and rental rate growth and signed development leases in several markets reflecting broad-based demand,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We also successfully renewed the lease for our 556,000 square-foot Inland Empire facility, our largest remaining 2026 expiration. We are encouraged by the activity levels across our availabilities to drive value for shareholders."

Portfolio Performance

•In service occupancy was 94.3% at the end of the first quarter of 2026, compared to 94.4% at the end of the fourth quarter of 2025, and 95.3% at the end of the first quarter of 2025.
•In the first quarter, cash rental rates on commenced new and renewal leasing increased 32%.
•The Company has achieved a cash rental rate increase of approximately 41% on leases signed to date commencing in 2026 reflecting 61% of 2026 expirations by square footage. The population includes the lease renewal for a 556,000 square-foot facility in the Inland Empire that was scheduled to expire in 3Q26.
•In the first quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 8.7%, primarily reflecting increases in rental rates on new and renewal leasing, lower free rent and contractual rent escalations, partially offset by lower average occupancy.
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•Signed agreement with 3PL tenant on credit watchlist, as discussed on prior conference calls; collected approximately 60% of balance owed at year-end 2025 in a lump sum payment, with regularly scheduled payments to pay off remaining past due rent by the end of 2026.

Development Leasing Highlights

During the first quarter, the Company:
•Leased the remaining 30,000 square feet of its 107,000 square-foot First Loop Logistics Park Building 4 in Orlando; commenced in the first quarter.
•Leased 60,000 square feet of the remaining 122,000 square feet of its 451,000 square-foot First Park 94 Building D in Chicago; commenced in the first quarter.
•Leased 54,000 square feet of its recently completed 151,000 square-foot First Park 33 Building I in the Lehigh Valley; commenced in the second quarter.
•Leased 29,000 square feet of its 60,000 square-foot First Pompano Logistics Center in South Florida; commenced in the first quarter.

During the second quarter to date, the Company:
•Leased 100% of its 155,000 square-foot First Wilson Logistics Center II in the Inland Empire; commenced in the second quarter.
•Leased 56,000 square feet of its 198,000 square-foot First Park Miami Building 3 in South Florida; expected to commence in the second quarter.

Investment and Disposition Highlights

During the first quarter, the Company:
•Commenced development of two projects totaling 305,000 square feet with an estimated total investment of $70 million comprised of:
◦First Park Miami Building 4 in South Florida - 220,000 square feet; $57 million estimated investment.
◦First Arlington Commerce Center III in Dallas - 84,000 square feet; $13 million estimated investment.
•Tenant exercised its purchase option on a 100-acre income-producing land site in Phoenix for a sales price of $131 million which represents more than three times industrial land values; expected to close in the second quarter.

Capital Markets Highlights

In the first quarter, the Company:
•Closed an unsecured term loan that refinanced its $425 million unsecured term loan previously scheduled to mature on October 18, 2027. The new term loan matures on January 22, 2030 and has a one-year extension option. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 85 basis points based on the Company's current credit ratings. The previous 10 basis point SOFR adjustment was eliminated from this loan.
•Closed an unsecured term loan that refinanced its $300 million unsecured term loan previously scheduled to mature on August 12, 2026 and expanded its size to $375 million. The new term loan matures on January 22, 2029 and has two one-year extension options. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 85 basis points based on the Company's current credit ratings. The previous 10 basis point SOFR adjustment was eliminated from this loan.
•In conjunction with these refinancings, the Company also amended its $200 million unsecured term loan to, among other things, eliminate the 10 basis point SOFR adjustment.
•Established a new share repurchase program under which the Company may repurchase up to $250 million of common stock.
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Common Stock Dividend

The board of directors declared a common dividend of $0.50 per share/unit for the quarter ending March 31, 2026 that was paid on April 20, 2026 to stockholders of record on March 31, 2026. The new dividend rate represents a 12.4% increase from the prior rate of $0.445 per share/unit.

Outlook for 2026

“The fundamental environment continues to be stable, with decision-making accelerating for space sizes under 200,000 square feet in our portfolio,” said Mr. Baccile. “We look to build on our leasing successes thus far and attract and serve new customers with our high quality, well-located logistics facilities.”

	Low End of	High End of
	Guidance for 2026	Guidance for 2026
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$2.32	$2.42
Add: Depreciation and Other Amortization of Real Estate	1.50	1.50
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision, Through April 22, 2026	(0.77)	(0.77)

NAREIT Funds From Operations	$3.05	$3.15

Add: Advisory Costs Related to a Contested Proxy Campaign	0.04	0.04

FFO Before Advisory Costs Related to a Contested Proxy Campaign	$3.09	$3.19

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 94.0% to 95.0%.
•SS NOI growth on a cash basis before termination fees of 5.0% to 6.0%.
•Includes the incremental costs expected in 2026 related to the Company’s completed and under construction developments as of March 31, 2026. In total, the Company expects to capitalize $0.08 per share of interest in 2026.
•General and administrative expense of $42.0 million to $43.0 million. This range excludes $5.6 million of costs related to a contested proxy campaign recognized in the first quarter.
•Guidance includes the impact of the aforementioned expected sale of the 100-acre income-producing land site in Phoenix in 2Q26.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, equity issuances, or stock repurchases post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, April 23, 2026 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2026 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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Upcoming Property Tours for Analysts and Investors

First Industrial is hosting two upcoming property tours for investors and analysts. On Tuesday, May 12, 2026, the Company will conduct a presentation and tour of properties in the Inland Empire, Southern California. On Thursday, June 4, 2026, the Company will conduct a tour of properties in New Jersey, departing from and returning to Midtown Manhattan, New York. To register or for additional information regarding the tours, please contact Art Harmon at aharmon@firt.com.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. In total, we own and have under development approximately 71.6 million square feet of industrial space concentrated in 15 target MSAs as of March 31, 2026. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically, including impacts and uncertainties arising from trade disputes and tariffs on goods imported to or exported from the United States; changes in legislation/regulation (including laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability, cost and attractiveness of financing (including both public and private capital), increases in or prolonged periods of elevated interest rates, and our ability to raise equity capital on attractive terms; the availability and attractiveness of terms of debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; changes in the
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competitive environment in which we operate, including changes in supply, demand and valuation of industrial properties and land in our current and potential markets; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to successfully integrate acquired properties; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreases in rental rates or increases in vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up timelines; uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with cybersecurity breaches, cyberattacks, intrusions or other significant disruptions of our information technology networks or systems; potential natural disasters and other catastrophic events, including acts of war or terrorism; insufficient or unavailable insurance coverage; technological developments, particularly those affecting supply chains and logistics; litigation risks, including costs associated with prosecuting or defending claims and potential adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described in Item A, "Risk Factors" and elsewhere in our annual report, on Form 10-K for the year ended December 31, 2025, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and public filings with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements except as may be required by law. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2026	2025
Statements of Operations and Other Data:
Total Revenues	$194,827	$177,074

Property Expenses	(53,614)	(48,311)
General and Administrative (a)	(22,973)	(15,897)
Joint Venture Development Services Expense	(31)	(217)
Depreciation of Corporate FF&E	(157)	(171)
Depreciation and Other Amortization of Real Estate	(49,911)	(43,583)
Total Expenses	(126,686)	(108,179)
Gain on Sale of Real Estate	109,032	6,844
Interest Expense	(23,819)	(19,469)
Amortization of Debt Issuance Costs	(1,531)	(963)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$151,823	$55,307
Equity in Income of Joint Venture	108	3,477
Income Tax Provision	(4,013)	(5,900)
Net Income	$147,918	$52,884
Net Income Attributable to the Noncontrolling Interests	(4,817)	(4,781)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$143,101	$48,103
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (d) AND AFFO (d)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$143,101	$48,103
Depreciation and Other Amortization of Real Estate	49,911	43,583
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	1,056
Net Income Attributable to the Noncontrolling Interests	4,817	4,781
Gain on Sale of Real Estate	(109,032)	(6,844)
Gain on Sale of Real Estate from Joint Venture (b)	(49)	(3,305)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(7)	(147)
Income Tax Provision - Excluded from FFO (c)	3,712	5,736
Funds From Operations ("FFO") (NAREIT) (d)	$92,453	$92,963
Amortization of Equity Based Compensation	15,055	13,930
Amortization of Debt Discounts and Hedge Costs	262	104
Amortization of Debt Issuance Costs	1,531	963
Depreciation of Corporate FF&E	157	171
Non-incremental Building Improvements	(2,793)	(1,277)
Non-incremental Leasing Costs	(6,604)	(5,442)
Capitalized Interest	(2,961)	(2,883)
Capitalized Overhead	(2,965)	(3,164)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,563)	(6,283)
Adjusted Funds From Operations ("AFFO") (d)	$90,572	$89,082
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (d) AND NOI (d)
	Three Months Ended
	March 31,	March 31,
	2026	2025
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$143,101	$48,103
Interest Expense	23,819	19,469
Depreciation and Other Amortization of Real Estate	49,911	43,583
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	1,056
Income Tax Provision - Allocable to FFO (c)	301	164
Net Income Attributable to the Noncontrolling Interests	4,817	4,781
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(7)	(147)
Amortization of Debt Issuance Costs	1,531	963
Depreciation of Corporate FF&E	157	171
Gain on Sale of Real Estate	(109,032)	(6,844)
Gain on Sale of Real Estate from Joint Venture (b)	(49)	(3,305)
Income Tax Provision - Excluded from FFO (c)	3,712	5,736
Adjusted EBITDA (d)	$118,261	$113,730
General and Administrative (a)	22,973	15,897
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (b)	(52)	(1,081)
Net Operating Income ("NOI") (d)	$141,182	$128,546
Non-Same Store NOI	(4,706)	1,811
Same Store NOI Before Same Store Adjustments (d)	$136,476	$130,357
Straight-line Rent	(1,202)	(5,945)
Above (Below) Market Lease Amortization	(479)	(560)
Lease Termination Fees	(166)	(24)
Same Store NOI (Cash Basis without Termination Fees) (d)	$134,629	$123,828

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,915	135,440
Weighted Avg. Number of Shares Outstanding - Basic	132,573	132,415

Weighted Avg. Number of Shares/Units Outstanding - Diluted	136,493	136,115
Weighted Avg. Number of Shares Outstanding - Diluted	132,640	132,493

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$143,101	$48,103
Less: Allocation to Participating Securities	(63)	(36)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$143,038	$48,067

Basic and Diluted Per Share (a)	$1.08	$0.36

FFO (NAREIT) (d)	$92,453	$92,963
Less: Allocation to Participating Securities	(116)	(129)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$92,337	$92,834

Basic Per Share/Unit (a)	$0.68	$0.69
Diluted Per Share/Unit (a)	$0.68	$0.68

Common Dividends/Distributions Per Share/Unit	$0.500	$0.445
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Balance Sheet Data (end of period):	March 31, 2026	December 31, 2025
Gross Real Estate Investment	$6,384,542	$6,367,678
Total Assets	5,772,370	5,688,081
Debt	2,565,126	2,553,396
Total Liabilities	2,921,071	2,929,151
Total Equity	2,851,299	2,758,930

(a) Includes $5,570 of advisory costs related to a contested proxy campaign recognized in the first quarter of 2026. Excluding these costs, basic and diluted EPS was $1.12 and basic and diluted FFO per share/unit was $0.72.

		Three Months Ended
		March 31,	March 31,
		2026	2025
(b)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$108	$3,477
	Gain on Sale of Real Estate from Joint Venture	(49)	(3,305)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	—	1,056
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(7)	(147)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$52	$1,081

(c)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(4,013)	$(5,900)
	Income Tax Provision - Excluded from FFO	3,712	5,736
	Income Tax Provision - Allocable to FFO	$(301)	$(164)

(d) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.
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AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2025 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2025 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.